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As filed with the Securities and Exchange Commission on March 3, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOYOTA MOTOR CREDIT CORPORATION
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3775816 (I.R.S. Employer Identification Number)
19001 South Western Avenue Torrance, California 90509 (310) 468-1310 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Geri Brewster, Esq.
General Counsel
Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509
(310) 787-1310
(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)
Copies to: David J. Johnson, Jr., Esq. Patrick I. Ross, Esq. O'Melveny & Myers LLP 400 South Hope Street Los Angeles, California 90071 (213) 430-6000

Approximate date of commencement of proposed sale to the public:
 From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(2)	(2)

(1)
This registration statement registers an unspecified amount of Debt Securities in reliance upon Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended.

(2)
An unspecified aggregate number of Debt Securities is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except: (1) $198,278 (out of a total fee paid of $1,520,400) that has already been paid with respect to debt securities that were previously registered by Toyota Motor Credit Corporation pursuant to Registration Statement No. 333-113680, which was filed on March 31, 2004, and of which $1,564,937,000 principal amount of debt securities were not sold thereunder, and (2) $267,500 that is being pre-paid pursuant to this Registration Statement in connection with the registration of $2,500,000,000 Debt Securities. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

PROSPECTUS

Toyota Motor Credit Corporation

Debt Securities

        By this prospectus, we may offer from time to time our senior unsecured debt securities. When we offer debt securities, we will provide you with a prospectus supplement describing the specific terms of the securities. You should read this information carefully before you invest.

        The debt securities:

  •
  will be in one or more series;

  •
  will be offered in amounts, at prices, in currencies and on terms to be agreed upon by us and the purchasers;

  •
  will be issued in amounts, with maturities, interest rates and offering prices set forth in a prospectus supplement; and

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  will be sold by us through agents, to or through underwriters or dealers, or directly to purchasers.

        If the terms of particular debt securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in the prospectus supplement.

        This prospectus may not be used to complete sales of debt securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2006

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy our SEC filings at the SEC's public reference room at Room 1500, 100 F Street, N.E., Washington D.C. 20549. You may also request copies of our SEC filings by writing to the SEC's Public Reference Room and paying a duplicating fee. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our electronic SEC filings are available on the Internet through the SEC's website at http://www.sec.gov.

        We have filed a registration statement with the SEC on Form S-3 under the Securities Act of 1933 covering the debt securities which includes this prospectus. For further information about us and the debt securities, you should refer to the registration statement and the exhibits. This prospectus summarizes material provisions of agreements and other documents that we refer you to. However, because the prospectus may not contain all the information you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means:

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  incorporated documents are considered part of this prospectus;

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  we can disclose important information to you by referring you to those documents; and

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  later information that we file with the SEC will automatically update and supersede the incorporated information.

        We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act of 1934 (the "Exchange Act"):

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  annual report on Form 10-K for fiscal year ended March 31, 2005; and

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  quarterly reports on Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005.

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  current reports on Form 8-K filed on April 4, 2005, April 21, 2005, October 5, 2005 and January 13, 2006 and on Form 8-K/A filed on August 5, 2005.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until the offering of the debt securities is completed or after the date of the initial registration statement and before the effectiveness of the registration statement:

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  any reports filed under Sections 13(a) and (c) of the Exchange Act;

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  any reports filed under Section 14 of the Exchange Act; and

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  any reports filed under Section 15(d) of the Exchange Act.

        You should rely only on information contained or incorporated by reference in this prospectus or any supplement we provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information appearing in this prospectus or any supplement is accurate as of any date other than the date on the front of the documents. Our business, financial condition, results of operations and other information may have changed since that date.

        You may request a copy of any filings referred to above at no cost by contacting us at the following address: Toyota Motor Credit Corporation, 19001 South Western Avenue, Torrance, California 90501; Attn: Treasury; telephone: (310) 468-1310.

TOYOTA MOTOR CREDIT CORPORATION

        Toyota Motor Credit Corporation provides retail and wholesale financing, retail leasing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and the Commonwealth of Puerto Rico. TMCC is an indirect wholly owned subsidiary of Toyota Motor Corporation of Japan.

        TMCC was incorporated in California in 1982 and began operations in 1983. Our principal executive offices are located at 19001 South Western Avenue, Torrance, California 90509, and our telephone number is (310) 468-1310.

        In this prospectus, "TMCC", "we", "us" and "our" refer specifically to Toyota Motor Credit Corporation. TMCC is the issuer of all the debt securities offered under this prospectus.

        If you want to find out more information about us, please see the sections in this prospectus entitled "Where You Can Find More Information" and "Incorporation of Information Filed with the SEC."

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities. The particular terms of debt securities offered by TMCC (the "Offered Debt Securities"), and the extent to which these general provisions may apply to the Offered Debt Securities, will be described in a prospectus supplement relating to the Offered Debt Securities. If the terms of particular Offered Debt Securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in the supplement.

        The debt securities will be issued under an indenture, dated as of August 1, 1991, as amended by a first supplemental indenture dated as of October 1, 1991 and a second supplemental indenture dated as of March 31, 2004 (together, the "Indenture"), between TMCC and the trustee for one or more series of debt securities designated in the applicable prospectus supplement or prospectus supplements (the "Trustee"). The following is a summary of certain provisions of the debt securities and of the Indenture and does not contain all of the information which may be important to you. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the debt securities. If we refer to particular sections or defined terms of the Indenture, we mean to incorporate by reference those sections or defined terms of the Indenture. Capitalized terms used but not defined in this prospectus have the meanings given to them in the Indenture. A copy of the Indenture is an exhibit to the registration statement relating to the debt securities which includes this prospectus. See "Where You Can Find More Information."

The debt securities will be obligations solely of TMCC and will not be obligations of, or directly or indirectly guaranteed by, Toyota Motor Corporation, Toyota Financial Services Corporation or any of their affiliates.

General

        The Indenture does not limit the total principal amount of debt securities that we may issue under the Indenture. We may issue debt securities from time to time in one or more series, with the same or various maturities, at par, at a premium or with original issue discount up to the aggregate principal amount from time to time authorized by TMCC for each series.

        The debt securities will be unsecured general obligations of TMCC and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding.

        The applicable prospectus supplement will describe the terms of the Offered Debt Securities, including:

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  the aggregate principal amount and denominations;

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  the maturity date;

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  the principal amount payable whether at maturity or upon earlier acceleration, whether the principal amount will be determined with reference to an index, formula or other method, and the date or dates on which we agree to pay principal if other than on the maturity date;

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  the rate or rates per annum (which may be fixed or variable) at which we agree to pay interest and, if applicable, the method used to determine the rate or rates of interest;

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  the dates on which we agree to pay interest;

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  the place of transfer or payment for the debt securities, and the method of payment;

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  the provisions for redemption or repayment, if any, including the redemption and/or repayment price or prices and any remarketing arrangements;

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  the sinking fund requirements or amortization provisions, if any;

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  whether the debt securities are denominated or provide for payment in U.S. dollars or a foreign currency;

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  the form (registered or bearer or both) in which the debt securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in either form;

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  if TMCC will pay any Additional Amounts relating to debt securities held by a person who is not a U.S. person in respect of specified taxes, assessments or other governmental charges, under what circumstances TMCC will pay Additional Amounts and whether TMCC has the option to redeem the affected debt securities rather than pay the Additional Amounts;

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  whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in that case, the Depository for the global securities;

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  the title of the debt securities, the series of which the debt securities will be a part and the Trustee with respect to the debt securities; and

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  any other terms.

        Please see the accompanying prospectus supplement you have received or will receive for the terms of the specific Offered Debt Securities. TMCC may deliver or make available this prospectus before or together with the delivery of a prospectus supplement.

        The variable terms of debt securities are subject to change from time to time, but no change will affect any debt security already issued or as to which an offer to purchase has been accepted by TMCC.

        TMCC may issue debt securities with terms different from those of debt securities previously issued and may "reopen" a previous issue or a series of debt securities and issue additional debt securities of that issue or series.

        You should be aware that special U.S. federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations if they apply.

Payment and Paying Agents

        Payment of principal of and premium and interest, if any, on debt securities will be made at the office of the Paying Agent or Paying Agents as TMCC may designate from time to time. However, at TMCC's option, TMCC may pay interest:

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  by check mailed to the address of the person entitled to the payment as the address appears in the Security Register; or

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  by wire transfer to an account maintained by the person entitled to the payment as specified in the Security Register.

        Payment of any interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the Regular Record Date for that interest.

        TMCC will designate the Trustee for the debt securities of the related series, acting through its Corporate Trust Office, as TMCC's sole Paying Agent for payments with respect to debt securities of the series. TMCC may at any time:

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  designate additional Paying Agents; or

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  rescind the designation of any Paying Agent; or

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  approve a change in the office through which any Paying Agent acts.

        However, TMCC will be required to maintain a Paying Agent in each Place of Payment for a series of debt securities. All moneys paid by TMCC to a Paying Agent for the payment of principal of or premium or interest, if any, on any debt security which remain unclaimed at the end of one year after the principal, premium or interest has become due and payable will be repaid to TMCC, and the Holder of such debt security or any coupon will thereafter look only to TMCC for payment of those amounts.

Global Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a Depository, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole by the Depository for the debt security to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of the successor. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global debt security may exchange their interests for definitive debt securities of the series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on the global debt security and the material terms of the depository arrangement with respect to the global debt security.

Certain Covenants

        The debt securities will not be secured by mortgage, pledge or other lien. TMCC has agreed in the Indenture not to pledge or otherwise subject to any lien any property or assets of TMCC to secure any indebtedness for borrowed money incurred, issued, assumed or guaranteed by TMCC unless the debt securities are secured by the pledge or lien equally and ratably with all other obligations secured thereby so long as such other indebtedness shall be so secured; provided, however, that such covenant does not apply to liens securing indebtedness which does not in the aggregate at any one time outstanding exceed 20% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also does not apply to:

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  the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

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  the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

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  any deposit of assets of TMCC in favor of any governmental bodies to secure progress, advance or other payments under a contract or a statute;

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  any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

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  bankers' liens or rights of offset;

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  any lien securing the performance of any contract or undertaking of TMCC not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

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  any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single-investor lease transactions;

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  any lien to secure payment obligations with respect to (x) rate swap transactions, swap options, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions, repurchase transactions, reverse repurchase transactions, buy/sell-back transactions, securities lending transactions, weather index transactions, or forward purchases or sales of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (y) transactions that are similar those described above; and

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  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the clauses above, provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

Successor Corporation

        The Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that:

  •
  either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by a supplemental indenture, executed and delivered to each Trustee, in form satisfactory to each Trustee, all of the obligations of TMCC under the debt securities and the Indenture; and

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  TMCC or the successor corporation, as applicable, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any obligations under the Indenture.

        Subject to certain limitations in the Indenture, a Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

Supplemental Indentures

        Supplemental indentures may be entered into by TMCC and the appropriate Trustee with the consent of the Holders of 66 2/3% in principal amount of any series of outstanding debt securities, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment. However, no supplemental indenture may, among other things, without the consent of each Holder of any debt security affected:

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  reduce the principal amount of or interest on any debt security;

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  change the maturity date of the principal, the interest payment dates or other terms of payment of any debt security; or

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose Holders is necessary to modify or amend the Indenture.

        Under certain circumstances, supplemental indentures may also be entered into without the consent of the Holders.

Events of Default

        The Indenture defines an Event of Default with respect to any series of debt securities as being any one of the following events with respect to that series:

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  default in the payment of principal, when due;

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  default in the payment of any interest when due and continuation of the default for 30 days;

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  default in the deposit of any sinking fund payment when due;

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  default in the performance or breach of any of TMCC's obligations or warranties under the Indenture (other than an obligation or warranty included in the Indenture which is not for the benefit of that particular series of debt securities) which continues for 60 days after written notice;

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  certain events of bankruptcy, insolvency or reorganization of TMCC; and

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  any other Event of Default provided with respect to debt securities of that series.

        No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities. If an Event of Default occurs and is continuing, the appropriate Trustee or the Holders of at least 25% in aggregate principal amount of debt securities of each series affected by the Event of Default may declare the debt securities of that series to be due and payable.

        Any past default with respect to a particular series of debt securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series, except a default:

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  in the payment of principal of, premium, or interest for which payment had not been subsequently made; or

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  in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security of that series.

        TMCC will be required to file with each Trustee annually an officer's certificate as to the absence of certain defaults. The appropriate Trustee may withhold notice to Holders of any series of debt securities of any default with respect to that series (except in payment of principal, premium, if any, or interest) if it in good faith determines that it is in the interest of such Holders to do so.

        Subject to the provisions of the Indenture relating to the duties of a Trustee in case an Event of Default shall occur and be continuing, a Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of a Trustee and to certain other limitations, the Holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the appropriate Trustee, or exercising any trust or power conferred on the Trustee with respect to the debt securities of the series.

Satisfaction and Discharge of the Indenture

        The Indenture will be discharged with respect to the debt securities of any series upon the satisfaction of certain conditions, including the following:

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  payment in full of the principal of, and premium, if any, and interest on all of the debt securities of that series; or

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  the deposit with the appropriate Trustee of an amount in cash or United States government obligations sufficient for such payment or redemption, in accordance with the Indenture.

Termination

        TMCC may terminate certain of its obligations under the Indenture with respect to the debt securities of any series, including its obligations to comply with the restrictive covenants set forth in the Indenture (see "Certain Covenants") with respect to the debt securities of that series, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the appropriate Trustee cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on the debt securities of the series to their maturity in accordance with the terms of the Indenture and the debt securities of the series. In that event, the appropriate Trustee will receive an opinion of counsel stating that the deposit and termination will not have any federal income tax consequences to the Holders.

The Trustees

        The Indenture contains certain limitations on the right of a Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. A Trustee is permitted to engage in other transactions with TMCC; provided, however, that if a Trustee acquires any conflicting interest it must eliminate that conflict or resign.

        The Indenture provides that, in case an Event of Default has occurred and is continuing, a Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

Governing Law

        The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Credit Support

        TMCC is a wholly-owned subsidiary of Toyota Financial Services Americas Corporation, a holding company owned 100% by Toyota Financial Services Corporation. TFSC, in turn, is a wholly-owned subsidiary of Toyota Motor Corporation. TFSC was incorporated in July 2000 and its corporate headquarters is located in Nagoya, Japan. The purpose of TFSC is to control and manage Toyota's finance operations worldwide.

        TMCC has entered into a Credit Support Agreement with TFSC, in which TFSC agreed to:

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  maintain 100% ownership of TMCC;

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  cause TMCC and its subsidiaries to have a net worth of at least U.S. $100,000; and

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  make sufficient funds available to TMCC so that TMCC will be able to service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper (collectively, "TMCC Securities"). The agreement is not a guarantee by TFSC of any TMCC Securities or other obligations of TMCC. The agreement is governed by, and construed in accordance with, the laws of Japan.

  TFSC has entered into a Credit Support Agreement with TMC, in which TMC agreed to:

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  maintain 100% ownership of TFSC;

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  cause TFSC and its subsidiaries to have a net worth of at least Japanese Yen 10 million; and

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  make sufficient funds available to TFSC so that TFSC will be able to (i) service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper and (ii) honor its obligations incurred as a result of guarantees or credit support agreements that it has extended. The agreement is not a guarantee by TMC of any securities or obligations of TFSC. The agreement is governed by, and construed in accordance with, the laws of Japan.

        Holders of TMCC Securities, including the debt securities offered under this prospectus, will have the right to claim directly against TFSC and TMC to perform their respective obligations under the credit support agreements by making a written claim together with a declaration to the effect that the holder will have recourse to the rights given under the credit support agreement. If TFSC and/or TMC receives such a claim from any holder of TMCC Securities, TFSC and/or TMC shall indemnify, without any further action or formality, the holder against any loss or damage resulting from the failure of TFSC and/or TMC to perform any of their respective obligations under the credit support agreements. The holder of TMCC Securities who made the claim may then enforce the indemnity directly against TFSC and/or TMC.

        TMC files periodic reports and other information with the SEC, which can be read and copied at the SEC's public reference room at Room 1500, 100 F Street, N.E., Washington D.C. 20549. You may also request copies of TMC's SEC filings by writing to the SEC's Public Reference Room and paying a duplicating fee. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. TMC's electronic SEC filings are available on the Internet through the SEC's website at http://www.sec.gov.

LEGAL MATTERS

        Geri Brewster, Esq., General Counsel of TMCC, will pass upon the validity of the debt securities offered by this prospectus. O'Melveny & Myers LLP will act as counsel for the underwriters, dealers or agents, if any.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements incorporated in this prospectus by reference to the annual report on Form 10-K of TMCC for the fiscal year ended March 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of TMCC for the three-month periods ended June 30, 2005 and 2004, the three-and six-month periods ended September 30, 2005 and 2004 and the three- and nine-month periods ended December 31, 2005 and 2004, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated August 15, 2005, November 14, 2005 and February 10, 2006 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Our estimated expenses in connection with the registration and sale of the securities are as follows, all of which will be borne by us:

SEC registration fee	$267,500	*
NASD filing Fee	75,500
Printing and duplicating expenses	30,000
Legal fees and expenses	180,000
Accounting fees and expenses	50,000
Trustee fees	35,000
Miscellaneous expenses	15,000

Total	$653,000

*
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except: (1) $198,278 (out of a total fee paid of $1,520,400) that has already been paid with respect to debt securities that were previously registered by TMCC pursuant to Registration Statement No. 333-113680, which was filed on March 31, 2004, and of which $1,564,937,000 principal amount of debt securities were not sold thereunder, and (2) $267,500 that is being pre-paid pursuant to this Registration Statement in connection with the registration of $2,500,000,000 Debt Securities. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer or director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

        TMCC's Bylaws authorize TMCC to indemnify its officers and directors to the maximum extent permitted by the California Corporations Code. TMCC has entered into indemnification agreements with its officers and directors to indemnify such officers and directors to the maximum extent permitted by the California Corporations Code.

ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1(1)	Indenture, dated as of August 1, 1991, between TMCC and The Chase Manhattan Bank, N.A.
4.2(2)	First Supplemental Indenture, dated as of October 1, 1991, among TMCC, Bankers Trust Company and The Chase Manhattan Bank, N.A.
4.3(3)
Second Supplemental Indenture, dated as of March 31, 2004 among TMCC, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company)
5.1	Opinion of Geri Brewster, Esq., General Counsel of TMCC
5.2	Opinion of O'Melveny & Myers LLP
12.1(4)	Calculation of ratio of earnings to fixed charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Geri Brewster, Esq., General Counsel of TMCC (included in Exhibit 5.1)
23.3	Consent of O'Melveny & Myers LLP (included in Exhibit 5.2)
24.1	Power of Attorney (contained on page [II-7])
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas

(1)
Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 033-52359.

(2)
Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 033-42854.

(3)
Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3/A, File No. 333-113680.

(4)
Incorporated herein by reference to the same numbered exhibit filed with TMCC's Annual Report on Form 10-K, File No. 1-9961, for the year ended March 31, 2005 and Quarterly Report on Form 10-Q, File No. 1-9961, for the quarter ended December 31, 2005.

ITEM 17. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

  (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

        (2)   That for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)   That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement and or made in any such document immediately prior to such effective date; and

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby further undertakes:

        (1)   That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

        (2)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

        (3)   That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective; and

        (4)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on March 3, 2006.

TOYOTA MOTOR CREDIT CORPORATION
By:	/s/ GEORGE E. BORST George E. Borst President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George E. Borst, David Pelliccioni and Geri Brewster and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and his or her name, place and stead in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, effective as of March 3, 2006.

Name	Title

/s/ GEORGE E. BORST George E. Borst	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ TADASHI NAGASHINO Tadashi Nagashino	Executive Vice President and Treasurer and Director
/s/ JOHN F. STILLO John F. Stillo	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ THOMAS A. KIEL Thomas A. Kiel	Corporate Manager and Chief Accounting Officer (Principal Accounting Officer)
/s/ DAVID PELLICCIONI David Pelliccioni	Director
/s/ YUKITOSHI FUNO Yukitoshi Funo	Director
/s/ JAMES PRESS James Press	Director

QuickLinks

Debt Securities
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION FILED WITH THE SEC
TOYOTA MOTOR CREDIT CORPORATION
DESCRIPTION OF DEBT SECURITIES
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES